AbbVie Inc.
Guidance Including the Impact of Acquired IPR&D and Milestones Expense
(Unaudited)

(in millions, except per share data)	Quarter Ended September 30, 2023			Full-Year Ended December 31, 2023
	Acquired IPR&D and Milestones Expense	Adjusted Diluted EPS Range		Acquired IPR&D and Milestones Expense	Adjusted Diluted EPS Range
		Low	High		Low	High
Previously announced guidance excluding Q3 2023 acquired IPR&D and milestones expense	$—	$2.80	$2.90	$430	$10.90	$11.10
Q3 2023 acquired IPR&D and milestones expense	66	(0.04)	(0.04)	66	(0.04)	(0.04)
Guidance including Q3 2023 acquired IPR&D and milestones expense[a]	$66	$2.76	$2.86	$496	$10.86	$11.06

a    The Company's 2023 adjusted diluted EPS guidance excludes any impact from acquired IPR&D and milestones expense that may be incurred beyond the third quarter of 2023, as both cannot be reliably forecasted.

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